                                                                   Exhibit 10.18

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                       AGENCYPORT INSURANCE SERVICES, INC.
                         LICENSE AND SERVICES AGREEMENT
                               KEYONCE(TM) V. 2.0

--------------------------------------------------------------------------------

This LICENSE AND SERVICES AGREEMENT ("Agreement") for KeyOnce(TM) v. 2.0, is made and entered into as of this 11th day of June, 2002 ("Effective Date"), by and between AgencyPort Insurance Services, Inc., a Massachusetts corporation having offices at 31 Milk Street, Suite 1010, Boston, MA 02109 ("AgencyPort"), and the company identified below ("Customer" or "Tower").

                                   BACKGROUND

AgencyPort develops and makes available specialized software and related services for use in the insurance industry. Subject to the terms set forth in this Agreement, Customer desires to obtain the right to use certain of the specialized software developed by AgencyPort and to retain AgencyPort to provide certain related services, and AgencyPort desires to grant Customer such right and to provide such related services to Customer, as more fully described herein.

I. DESCRIPTION OF AGREEMENT. This Agreement consists of this Signature Page, Terms and Conditions, and Exhibits A through G, attached hereto and incorporated by reference herein.

II. CUSTOMER NOTICE ADDRESS. Notices shall be sent to Customer, pursuant to
Section 16.1 of the Terms and Conditions, as follows:

         Customer:         Tower Insurance Company of New York
                           -----------------------------------------------------
         Address:          120 Broadway, 14th Floor
                           -----------------------------------------------------
         City, State Zip:  New York, NY  10271
                           -----------------------------------------------------
         Attention:        Michael Lee, President and Chief Executive Officer
                           -----------------------------------------------------
         Tel. No.          212-655-2000
                           -----------------------------------------------------
         Fax No.           212-271-5492
                           -----------------------------------------------------
         Email:            mlee@twrgrp.com
                           -----------------------------------------------------

III. CUSTOMER CONTACT. The following contact person of Customer shall be the primary contact person assigned to AgencyPort and will be available to AgencyPort pursuant to the terms hereof to facilitate AgencyPort's provision of the services hereunder:

         Contact:          Angelica Lopez
                           -----------------------------------------------------
         Customer:         Tower Insurance Company of New York
                           -----------------------------------------------------
         Address:          120 Broadway, 14th Floor
                           -----------------------------------------------------
         City, State Zip:  New York, NY  10271
                           -----------------------------------------------------
         Tel. No.          212-655-2000
                           -----------------------------------------------------
         Fax No.           212-271-5492
                           -----------------------------------------------------
         Email:            alopez@twrgrp_com
                           -----------------------------------------------------

         AGENCYPORT CONTACT. The following contact person of AgencyPort shall be the primary contact person assigned to Customer and will be available to Customer pursuant to the terms hereof to facilitate Customer obtaining the services hereunder:

         Contact:          Eric Harnden
                           -----------------------------------------------------
         Tel. No.          617-646-4554
                           -----------------------------------------------------
         Fax No.           617-646-4551
                           -----------------------------------------------------
         Email:            eharnden@agencyport.com
                           -----------------------------------------------------


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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

IV. AGREEMENT. For good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree to all of the terms and conditions in this Agreement. Each of AgencyPort and Customer further represents and warrants that the information each has provided is accurate and that this Agreement is executed by its duly authorized representative.

AGENCYPORT INSURANCE SERVICES, INC.                       CUSTOMER

By:       /s/ William A. Black                            By:      /s/ Michael H. Lee
         --------------------------------------------             --------------------------------------------

Name:     William A. Black Jr.                            Name:    Michael H. Lee
         --------------------------------------------             --------------------------------------------

Title:     President                                      Title:   President & CEO
         --------------------------------------------             --------------------------------------------

Date:                                                     Date:    6/11/02
         --------------------------------------------             --------------------------------------------

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                              TERMS AND CONDITIONS

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         1.1. "Acceptance" has the meaning set forth in Section 6.2(a).

         1.2. "Acceptance Testing" shall mean testing performed by the Customer for the purposes of confirming that the Deliverables perform in accordance with the applicable Specifications in all material respects.

         1.3. "Affiliate" shall mean, with respect to either party, any person or other entity, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, such entity.

         1.4. "AgencyPort Contingency Plan" means the plan that AgencyPort and Customer will work together to prepare providing for the continued use of the Software in the event Customer is entitled to access the Deposits pursuant to Section 9.7(a).

         1.5. "AgencyPort Indemnified Party" has the meaning set forth in
         Section 12.2.

         1.6. "Agreement" has the meaning set forth on the signature page hereto.

         1.7. "Authorized Users" shall mean individual users, each using a unique username and password, who are authorized to use the Software and Tower Modules and for whom the appropriate fees have been paid pursuant to Addendum 8.1.

         1.8. "Consumer Price Index" shall mean the Consumer Price Index for Education and Communication, Boston, All Urban Consumers (base year 1982-1984=100), published by the United States Bureau of Labor Statistics of the U.S. Department of Labor.

         1.9. "Critical Defect" has the meaning set forth in Exhibit A.

         1.10. "Customer Data" has the meaning set forth in Section 7.1.

         1.11. "Customer Indemnified Party" has the meaning set forth in Section 12.1.

         1.12. "Deliverables" shall mean the Software, Tower Modules and other deliverables to be provided to Customer in accordance with Exhibit B.

         1.13. "Deposits" has the meaning set forth in Section 9.7(a).

         1.14. "Development Plan" has the meaning set forth in Exhibit B.

         1.15. "Development Environment" means an environment containing the Software licensed to Tower under this Agreement (for which Tower may create additional modules through the use of the SDK) and all Tower Modules.

         1.16. "Development Services" means services performed by AgencyPort for Tower in accordance with Exhibit B.

         1.17. "Documentation" shall mean the user, operations and training manuals for the Software and Tower Modules, as applicable.

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         1.18. "Effective Date" has the meaning set forth on the signature page hereto.

         1.19. "Gross Revenue" shall mean, with respect to Section 15, the gross amount of money received by AgencyPort subject to revenue sharing pursuant to Section 15, minus any (a) credits for claims and refunds,
         (b) sales, excise, use, value-added and other similar taxes (excluding income taxes), if applicable, and (c) direct costs of proceedings (including legal counsel) to collect past due invoices.

         1.20. "Hosting Environment" shall mean an online, secure hosting environment hosted by AgencyPort (or a third party retained by AgencyPort for such purpose) for the purpose of making available to Authorized Users via the Internet the Software and Tower Modules and additional modules created by Tower through the use of the SDK.

         1.21. "Hosting Equipment" shall mean the server hardware, server-resident computer software, telecommunications or other network communications, and other equipment connecting the Hosting Environment to the World Wide Web, Internet or other suitable communications services as are commercially reasonable and necessary to provide Customer with access to the Hosting Environment in accordance with Exhibit E.

         1.22. "Initial Term" shall mean the initial three year period commencing upon the Effective Date during which AgencyPort shall provide Support Services to Customer, unless terminated earlier pursuant to Section 9, as further described in Exhibit A.

         1.23. "License" shall mean the license for the Software as further described in Section 5.1.

         1.24. "Major Defect" has the meaning set forth in Exhibit A.

         1.25. "Minor Defect" has the meaning set forth in Exhibit A.

         1.26. "Professional Services" shall mean services requested by Customer and rendered by AgencyPort on a time and materials basis (initially $ * per hour, as may be increased to match any increase in the Consumer Price Index) which are outside of the scope of Development Services, as set forth in Exhibit B.

         1.27. "Proprietary Information" has the meaning set forth in Section 10.1.

         1.28. "Scheduled Maintenance" has the meaning set forth in Exhibit E.

         1.29. "SDK" shall mean the AgencyPort's Software Development Kit.

         1.30. "Service Interruption" has the meaning set forth in Exhibit E.

         1.31. "Software" shall mean the software (in object code form unless otherwise specified) and products and services constituting the KeyOnce Software v.2.0, including any Documentation, data and information, the SDK and related materials, and Updates (collectively, "Software").

         1.32. "Specifications" shall mean, (i) with respect to the KeyOnce Software v. 2.0, the specifications set forth in Exhibit C hereto, (ii) with respect to any Tower Modules developed hereunder, the specifications set forth in the applicable Development Plan, and (iii) with respect to the SDK, the specifications set forth on Exhibit F hereto.

         1.33. "Support Services" has the meaning set forth in Section 3.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         1.34. "Third Party License Fees" shall mean, for the purposes of
         Section 15, any license fee or other compensation paid to AgencyPort for the development, enhancement, licensing, sublicensing or use of any product, whether or not hosted by AgencyPort, which incorporates or uses all or any portion or adaptation of the Tower Modules.

         1.35. "Tower Modules" shall mean modules of software jointly developed and jointly owned by AgencyPort and Customer which can be used with AgencyPort's Software.

         1.36. "Tower Payments" has the meaning set forth in Section 15.1(a).

         1.37. "Updates" shall mean revisions to and new versions of the Software made generally available to all of AgencyPort's customers.

2. HOSTING ENVIRONMENT. Subject to the terms of this Agreement, AgencyPort, either directly or through the use of third parties retained by AgencyPort, agrees to provide Customer and Authorized Users with access to the Hosting Environment in accordance with Exhibit E for the use of the Software and Tower Modules, unless Hosting services are otherwise terminated by either party in accordance with Section 9.2. The parties acknowledge that the Hosting Environment shall initially be provided by AgencyPort. AgencyPort shall provide Customer with five (5) days prior written notice in the event that AgencyPort elects to change the provider of the Hosting Environment, unless the provision of such written notice is not reasonably practicable.

3. SUPPORT SERVICES. Subject to the terms of this Agreement, AgencyPort will provide to Customer maintenance and support services ("Support Services") as expressly set forth in Exhibit A. As a condition to receiving Support Services, Customer agrees that (i) it shall access the Software in accordance with the specifications provided by AgencyPort with respect to client equipment and Internet access; (ii) if necessary, Customer will allow AgencyPort access to Customer's facility and equipment at such times as are agreed upon by the parties to perform diagnosis/problem resolution; (iii) Customer will provide AgencyPort with all information, documentation, technical assistance and access reasonably required for AgencyPort to provide Support Services, including reasonable access to and the assistance of the contact person set forth on the signature page hereto; and (iv) Customer will pay all amounts owing hereunder for the Support Services when due. Customer acknowledges and agrees that AgencyPort shall have no obligation to perform Support Services with respect to problems resulting from any module of software developed exclusively by Customer.

4. DEVELOPMENT SERVICES. Subject to the terms of this Agreement, AgencyPort will provide to Customer Development Services as expressly set forth in Exhibit B.

5.       GRANT OF LIMITED LICENSE; RESTRICTIONS.

         5.1. GRANT OF LICENSE. Subject to the terms of this Agreement (excluding Customer's obligations with respect to Development Services, Support Services, Hosting Services and Professional Services), and in consideration of Customer's obligations hereunder, AgencyPort hereby grants to Customer a non-exclusive, non-transferable, non-assignable, royalty-free, license (the "License"), without the right to sublicense or assign (except to Affiliates, unless such Affiliate is in the business of developing and licensing software), to use the Software in the manner set forth in subsections (a) through (e) below. The Software may incorporate or include certain software, data, information and/or services developed and licensed to AgencyPort by third parties, in which case AgencyPort hereby grants to Customer, but only to the extent necessary, the rights that AgencyPort is permitted to grant under the license between AgencyPort and the applicable third party, but in no case more rights or remedies than is granted to AgencyPort pursuant to such license. Notwithstanding the foregoing, nothing in this Agreement shall be construed as granting Customer any rights in any software developed by AgencyPort for a third party or other customer.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

              (a) HOSTING. Authorized Users may access the Hosting Environment for the use of the Software, Tower Modules and other modules created by Tower through the use of the SDK hosted for the benefit of Customer in accordance with Exhibit E.

              (b) INSTALLATION. If Customer terminates AgencyPort's Hosting Services in accordance with Exhibit E, during the term of this Agreement Customer may install a copy of the Software on one or more servers owned, operated and controlled by it (or by a third party subject to an agreement containing terms at least as restrictive as the terms hereof with respect to the confidentiality and use of the Software and Tower Modules).

              (c) REVIEW PURPOSES. Customer may review and study the Software to advance Customer's understanding of the functionality of the Software and the degree to which it can be maintained and extended.

              (d) JOINTLY DEVELOPED. Customer may use the Tower Modules and SDK for the purposes of creating additional modules for the Software consistent with the terms of this Agreement.

              (e) ACCESS VIA SDK. Customer agrees that the Software will not be accessible to Customer for development purposes except through the use of the SDK. AgencyPort agrees to deliver the SDK to Customer within six
         (6) months from the Effective Date of this Agreement and to include executable code accessed via an application programming interface, instructions as to how to use such code, and supporting documentation. The Specifications for the SDK are set forth on Exhibit F hereto. Customer may use the SDK to create modules for the Software. AgencyPort agrees to use commercially reasonable efforts to provide additional functionality to the SDK as reasonably requested by Customer as part of Professional Services at the rates set forth on Addendum 8.1. Any modules created exclusively by Customer shall be owned exclusively by Customer. The SDK will be utilized only in the Development Environment.

         5.2. RESERVATION OF RIGHTS. AgencyPort reserves all rights not expressly granted to Customer herein, and no other rights and licenses are granted or will be deemed to have been granted hereunder. Except as expressly set forth in Sections 5.1 and 5.3, Customer does not have the right to assign, transfer or sublicense to any third party any of the rights or licenses granted herein provided that Customer shall have the right to provide access to Authorized Users pursuant to the terms of this Agreement for use of the Software, Tower Modules and additional modules created by Tower through the use of the SDK solely in connection with the distribution of Customer's products.

         5.3. RESTRICTIONS ON USE OF SOFTWARE. Customer hereby acknowledges and agrees that it shall use the Software and Tower Modules solely in connection with Customer's distribution of Customer's products in Customer's business operations and shall allow access solely by Authorized Users. Customer may also allow temporary access to issuing insurance carriers, reinsurers, government agencies and other entities that may be evaluating Customer or its Affiliates solely for purposes of due diligence or required inspection. Customer represents, warrants and covenants that Customer will not sell, transmit, display, disclose, divulge, reveal, report, publish or transfer any portion of the Software to any third party other than employees, agents or subcontractors of Customer who have obligations of confidentiality and restrictions consistent with the terms of this Agreement. Customer shall not reproduce, except as specifically permitted pursuant to this Agreement, or create derivative works of the Software or any portion thereof. Customer further represents, warrants and covenants that neither Customer nor any of its employees, subcontractors or agents nor Authorized Users will attempt to reverse engineer, reverse assemble, disassemble, or otherwise attempt to discover the source code of any element of the Software. To the extent that any source code of the Software is disclosed to or obtained by the Customer, the Customer agrees that it shall not use or make any disposition of such source code in any manner that is not expressly permitted under the terms of this Agreement, including without limitation, hosting, licensing or sublicensing software to others in any manner which is competitive with the business of AgencyPort.

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         5.4. AUTHORIZED USERS. Authorized Users are not permitted to share usernames/passwords and only one Authorized User may use the username/password assigned to such user. Customer acknowledges and agrees further that regardless of the location of the Authorized User or the method by which said user accesses the Software, the information, data and materials on the Software and the Software itself, shall reside only on databases, intranets, wide area networks and/or local area networks which are controlled and secured by AgencyPort or Customer, as applicable. Customer shall be responsible for any damages, costs, or expenses resulting from any breach of this Agreement by Customer, its employees, officers, subcontractors or agents and/or by Authorized Users. Customer acknowledges and agrees that if a person or entity is allowed to use or interact with a program (including, but not limited to, a marketing web site or a customer service web site) that is not part of the Software but such use or interaction of such program involves interacting with the Software, such use or interaction (i) shall constitute use of the Software and
         (ii) shall be subject to the terms and limitations of this Agreement.

         5.5. OWNERSHIP. Customer acknowledges and agrees that AgencyPort is and will at all times remain the exclusive owner of all rights, title and interests in and to the Software and any and all enhancements and modifications and derivative works of the Software. The Tower Modules shall be jointly owned by AgencyPort and Tower, without accounting, except that (i) Customer agrees that it shall not sell or otherwise transfer any rights in any of the Tower Modules (except to an Affiliate that is not in the business of developing and licensing software) without the prior written consent of AgencyPort; and (ii) AgencyPort agrees that it shall not sell or otherwise transfer any rights in any of the Tower Modules without Customer's prior written consent to any company included in a list of up to twenty (20) competitor companies which Customer shall be entitled to designate in writing to AgencyPort annually on the Effective Date, as such list may be amended in writing by Tower effective after sixty (60) days prior written notice to AgencyPort, provided however that the restriction set forth in this
         Section 5.5(ii) shall not apply to any such company if AgencyPort has commenced a business relationship with such company prior to the date of its inclusion on such list. If Tower does not provide such list AgencyPort agrees that it shall not sell or otherwise transfer any rights in any of the Tower Modules to any company that is located within sixty (60) miles of New York City and derives 25% or more of its gross written premiums from sales to New York City and the following counties located in greater metropolitan New York City area:
         Westchester, Rockland, Duchess, Putnam, Nassau, Suffolk and Orange County, without the prior written consent of Tower. Notwithstanding the foregoing, Tower's written consent shall not be required for any sale or transfer of rights in any of the Tower Modules by AgencyPort which is the result of an acquisition of substantially all of the assets of AgencyPort or 51% or more of its capital stock through merger or otherwise. AgencyPort acknowledges and agrees that Customer is and will remain the exclusive owner of all Customer Data and any software modules developed exclusively by Customer. Each party is and will remain the exclusive owner of its Proprietary Information.

         5.6. FURTHER RIGHTS AND OBLIGATIONS. AgencyPort and Customer will have such further rights and obligations as expressly set forth in the Exhibits attached hereto and incorporated herein by reference.

6.       DELIVERY, INSTALLATION AND ACCEPTANCE TESTING.

         6.1. DELIVERY. AgencyPort shall deliver to the Customer the Deliverables together with related Documentation in accordance with Exhibit B as such Exhibit B may be modified by any Development Plan. The Customer may duplicate such Documentation for use solely in accordance with the terms of this Agreement. In so doing, the Customer agrees that any copyright and other proprietary notices on such documentation will be reproduced.

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         6.2. ACCEPTANCE TESTING.

              (a) The Customer shall, not later than thirty (30) days from delivery of each Deliverable with respect to a particular development phase as set forth in Exhibit B or the date set forth in the applicable Development Plan, complete Acceptance Testing of such Deliverable. Upon the successful completion of Acceptance Testing, the Customer shall notify AgencyPort in writing of its acceptance ("Acceptance") of the Deliverable for the applicable development phase, provided that if Customer does not so notify AgencyPort within said thirty day period, Customer shall be deemed to have accepted such Deliverable. The date of such notification, or the end of the thirty day period, whichever is earlier, shall be considered the date of Acceptance.

              (b) If the Deliverable for any development phase set forth on Exhibit B, or any portion thereof, fails to pass Acceptance Testing, the Customer shall notify AgencyPort of such failure. AgencyPort will consider any such failure a Critical Defect (provided that failure of a Tower Module to pass Acceptance Testing shall not be deemed a "material breach" pursuant to Exhibit A) and shall begin work to correct all deficiencies using the same efforts it would use to correct a Critical Defect. All corrective work performed by AgencyPort shall be subject to Acceptance Testing in accordance with this Section 6.2. If a Deliverable for a development phase still fails Acceptance Testing after three failures of Acceptance Testing, the Customer may in its sole discretion: (i) grant AgencyPort additional time to correct the outstanding deficiencies or (ii) notwithstanding Section 9 and without prejudice to any of the Customer's other rights and remedies under this Agreement, any Development Plan or at law or in equity, (A) terminate this Agreement and/or the relevant Development Plan, as determined by the Customer in its sole discretion, in which event AgencyPort shall immediately refund any amounts paid by the Customer to AgencyPort for Development Services for the six development phases set forth on Exhibit B, or (B) terminate this Agreement, all Development Plans and the License granted hereunder, in which event AgencyPort shall immediately refund all amounts paid for Development Services for the six development phases set forth on Exhibit B, and refund all amounts paid as fees for the License upon Tower's termination of its use of the Software and its transition to alternate software. If a Deliverable delivered pursuant to any subsequent development phase not set forth on Exhibit B fails Acceptance Testing as set forth in this Section 6.2(b), Customer shall be entitled to a refund of amounts paid for Development Services for such development phase only.

7.       CUSTOMER DATA.

         7.1. CUSTOMER DATA. In connection with Customer's use of the Hosting Environment hereunder, Customer and its Authorized Users may provide to AgencyPort or input into the Software via the Hosting Environment certain data related to the Customer's business or Authorized User's business ("Customer Data"). AgencyPort may provide via the Hosting Environment proprietary reports, data confirmation requests or other materials to Customer relating to the accuracy of Customer Data in accordance with the security procedures and directions of Customer. Customer will be responsible for providing AgencyPort or inputting into the Software, as mutually agreed upon by the parties, updated and modified Customer Data as necessary and appropriate, the accuracy of which will be the sole responsibility of Customer.

         7.2. MAINTENANCE OF CUSTOMER DATA. AgencyPort will use diligent efforts to prevent the loss of or damage to Customer Data in its possession and will maintain diligent back-up procedures (which provide for Back-up on at least a daily basis) and copies to facilitate the reconstruction of any Customer Data that may be lost or damaged by AgencyPort. AgencyPort will promptly notify Customer of any known loss of or damage to such Customer Data and shall respond as if such loss of or damage was a Critical Defect. AgencyPort will use diligent efforts to reconstruct any Customer Data that is known to have been lost or damaged by AgencyPort.


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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

8.       FEES; EXPENSES; TERMS OF PAYMENT.

         8.1. FEES. In consideration of the rights and licenses granted herein, Customer agrees to pay the fees set forth in Addendum 8.1, such payments to be made within 30 days of the date of invoice.

         8.2. PAYMENT; LATE FEES. All payments due to AgencyPort hereunder will be paid in United States dollars. Customer may not withhold any amounts due hereunder. AgencyPort reserves the right, without limitation, to
         (i) deny Customer access to the Hosting Environment upon nonpayment of fees due for Hosting Services, which nonpayment continues for a period of 30 days after notice from AgencyPort, (ii) discontinue the provision of Support Services upon nonpayment of fees due for Support Services, which nonpayment continues for a period of 30 days after notice from AgencyPort; (iii) discontinue Development Services upon nonpayment of fees due for Development Services, which nonpayment continues for a period of 30 days after notice from AgencyPort; and/or (iv) assert appropriate liens, for non-payment of any fees then due which non-payment continues for a period of 30 days after notice from AgencyPort, until all amounts due are paid in full. AgencyPort further reserves the right to charge Customer a late payment fee of 1.5% for each month by which payment is delinquent. Customer agrees to pay any costs of collection (including reasonable legal and professional fees) incurred in collecting any amounts due hereunder.

9.       TERM AND TERMINATION.

         9.1. TERM OF AGREEMENT. This Agreement will be effective as of the Effective Date and will remain in full force and effect unless terminated in accordance with Section 9.4.

         9.2. TERM OF HOSTING SERVICES. The term of the Hosting services is one
         (1) year commencing on the completion of the first phase of Deliverables at the election of Customer, provided that (i) Customer may terminate Hosting services upon 30 days advance written notice to AgencyPort and (ii) AgencyPort may terminate Hosting Services on 120 days advance written notice to Customer. The term for Hosting Services shall automatically renew for additional one year periods unless terminated as provided herein.

         9.3. TERM FOR SUPPORT SERVICES. AgencyPort shall provide the Support Services pursuant to this Agreement for the Initial Term of three years commencing upon the Effective Date, unless terminated earlier as provided in this Section 9.3. Upon the expiration of the Initial Term, the term for provision of the Support Services shall automatically renew but shall be terminable by Customer or AgencyPort upon at least 90 days advance written notice.

         9.4. (a) TERMINATION. Notwithstanding any provision herein to the contrary, each party will have, the right, in addition to any other rights and remedies available to the party, to immediately terminate this agreement and the license granted hereunder by written notice to the other party if (i) the other party breaches any material provision of this Agreement and, in the case of a breach capable of remedy, fails to cure such breach within sixty (60) days of the receipt by the breaching party of written notice specifying the breach and requiring its remedy; or (ii) the other party (A) becomes insolvent, (B) makes a general assignment for the benefit of creditors, (C) suffers or permits the appointment of a receiver for its business and assets, (D) becomes subject to any proceeding under the bankruptcy or insolvency law, whether domestic or foreign, and such proceeding is not dismissed within sixty (60) days, and/or (E) has liquidated, voluntarily or otherwise.

              (b) ADDITIONAL TOWER RIGHT OF TERMINATION. In the event AgencyPort does not obtain the requisite approval of its stockholders and its Board of Directors pursuant to Sections 8(e) and 8(f) of the Warrant Purchase Agreement between AgencyPort and Customer of even date herewith, Customer shall be entitled to terminate this Agreement and receive a refund of all amounts paid to AgencyPort hereunder. If Customer terminates this Agreement as set forth in this Section 9.4(b), the License and all obligations of the parties hereunder shall terminate and this Agreement shall be of no further force and effect.

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*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         9.5. EFFECT OF TERMINATION.

              (a) Upon any expiration or termination of this Agreement, at a party's request and option and subject to this Section 9.5, the other party will either promptly return and provide to the requesting party all Proprietary Information of the requesting party or destroy all Proprietary Information of the requesting party. At the option of the requesting party, an officer of the other party will certify to the requesting party that the other party has complied with the terms of the preceding sentence respecting Proprietary Information. AgencyPort will deliver to Customer the latest version of the Customer Data and all backups which it has in the Hosting Environment, if any. The expiration or termination of this Agreement for any reason will not relieve the parties of any obligation to pay any amount due and owing prior to the date of expiration or termination and will not affect any other rights or liabilities of the parties which may have accrued prior to the date of expiration or termination.

              (b) If this Agreement is terminated by AgencyPort for a material breach by Customer, said termination shall (subject to Section 9.5(d)) terminate the license granted to the Customer hereunder.

              (c) If the Customer terminates this Agreement for a material breach by AgencyPort as described in Section 9.4(a), the termination of this Agreement by the Customer shall not terminate the license granted to the Customer hereunder and, notwithstanding Section 9.3(a) and in addition to all of the Customer's other rights and remedies: (a) the Customer shall be entitled to retain and use all copies of the Software in the Customer's possession or control in accordance with the surviving provisions of this Agreement; and (b) AgencyPort shall promptly refund to the Customer all prepaid Support Services fees, if any. In the event Customer terminates this Agreement due to a material breach by AgencyPort as set forth in this Section 9.5(c), Customer shall be entitled to use the source code (subject to all surviving restrictions) of the Software, but only to the extent necessary to repair any Critical Defect or Major Defect.

              (d) If this Agreement is terminated by AgencyPort for a material breach by the Customer as described in Section 9.5(b), the Customer shall, subject to using best efforts to cure any such breach, be entitled to use the Software in the ordinary course of its business for the period of time, not to exceed six (6) months, required for the Customer to wind down its current use of the Software or to make a transition to alternate software or facilities.

              (e) With respect to any Development Plan hereunder, the Customer may terminate any such Development Plan with. or without reason, at any time immediately upon written notice to AgencyPort. In the event of any such termination, the Customer shall pay AgencyPort for all work performed under any such Development Plan in accordance with the terms and conditions of such Development Plan up to the date of termination, and AgencyPort shall immediately return or provide to the Customer, without limitation, copies of all documents, drawings and other items of whatever nature supplied to AgencyPort by the Customer or developed by AgencyPort pursuant to such Development Plan.

         9.6. SURVIVAL. In addition to such other surviving obligations as are expressly identified elsewhere in this Agreement, the provisions of Sections 1, 5.2, 5.3, 5.4, 5.5, 9.5, 9.7(a), 10, 11.4, 12, 13, 15 and
         16 will survive any expiration or termination of this Agreement.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         9.7. CONTINGENCY PLANNING.

              (a) SOURCE CODE ESCROW. AgencyPort shall deposit with DSI Technology Escrow Services copies of the source code for the Software as used by Customer promptly after delivery to Customer (the "Deposits") pursuant to an escrow agreement substantially in the form attached hereto as Exhibit G. At Customer's request, AgencyPort shall provide Customer with written verification from the escrow agent that all such Deposits have been placed in escrow. In the event (i) AgencyPort (or its successor in interest with respect to the Software)
         (A) becomes insolvent, (B) makes a general assignment for the benefit of creditors, (C) suffers or permits the appointment of a receiver for its business and assets, (D) becomes subject to any proceeding under the bankruptcy or insolvency law, whether domestic or foreign, and such proceeding is not dismissed within sixty (60) days, and/or (E) has liquidated, voluntarily or otherwise, or (ii) AgencyPort ceases to conduct business on an on-going basis leaving no successor in interest supporting the Software for Customer, Customer shall be entitled to obtain a copy of the Deposits for the sole purpose and only to the extent necessary of internally supporting the Software. Customer agrees that if it receives the Deposits pursuant to this Section, Customer shall use the same degree of care that it uses to protect its own similar confidential information, but in no event less than a reasonable degree of care, and shall use the Deposits solely for its internal needs to maintain, service, and/or repair the Software. AgencyPort agrees to promptly update the Deposits, as is commercially reasonable.

              (b) AGENCYPORT CONTINGENCY PLAN. AgencyPort agrees to work with Customer to help Customer develop an AgencyPort Contingency Plan and to make reasonably available services requested to assist Customer in the execution of "dry runs" of the Escrow release process. AgencyPort agrees to install and set up the Deposits (including source code), and to allow Tower to install and set up the Deposits, in the Development Environment for the purposes of testing the AgencyPort Contingency Plan only. Customer agrees that the source code contained in the Development Environment shall be used for Contingency Planning purposes only under the AgencyPort Contingency Plan and such source code shall not be used during the term of this Agreement to alter or modify the Software in any way, develop modules for the Software, or in any other manner. Customer further agrees that it shall not copy or use the Deposits or any portion thereof outside of the Development Environment without the previous written consent of AgencyPort. The services to be rendered under this Section 9.7(b) shall be deemed Professional Services under Addendum 8.1.

10.      CONFIDENTIALITY.

         10.1. PROPRIETARY INFORMATION. "Proprietary Information" will mean all of the information, data and software furnished by one party to the other in connection with this Agreement including third party information provided by AgencyPort to the Customer or by the Customer to AgencyPort. Notwithstanding the foregoing, and excepting any proprietary financial information, Proprietary Information will not include information which: (a) is publicly disclosed by the party disclosing the information either prior to or subsequent to the receipt of such information by the receiving party; (b) is or becomes generally known in the trade through no fault of the receiving party; (c) is lawfully disclosed to the receiving party by a third party who is under no duty not to disclose such Proprietary Information; (d) is independently developed by the receiving party or (e) the receiving party is required to disclose Confidential Information pursuant to a subpoena, court order or other similar process; provided, however, that the receiving party hereby stipulates and agrees that, if it seeks to disclose, deliver, display, divulge, reveal, report, publish or transfer, for any purpose whatsoever, any Proprietary Information, such receiving party will bear the burden of proving that any such information was independently developed or is or became publicly available without any such breach. Without limiting the generality of the foregoing, the parties acknowledge and agree that Proprietary Information will specifically include: (i) the Software; (ii) the Hosting Environment; (iii) all passwords allowing Customer and its Authorized Users to access the Hosting Environment and Software; (iv) any Customer Data; and (v) rate plans. A party's failure to mark any Proprietary Information as confidential, protected or proprietary will not affect its status as Proprietary Information under this Agreement.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         10.2. TREATMENT OF PROPRIETARY INFORMATION. Each party acknowledges that, in performing its obligations and exercising its rights hereunder, a party may acquire the Proprietary Information of the other party. As a material inducement to the other party to disclose such Proprietary Information, each party covenants and agrees that it will not, except with the prior written consent of the other party, at any time directly by itself or indirectly through any agent or employee:
         (i) reproduce, distribute, transmit, publicly display, modify, create derivative works based upon, or disclose, deliver, display, divulge, reveal, report, publish or transfer to any person or entity, for any purpose whatsoever, any Proprietary Information of the other party or
         (ii) use Proprietary Information of the other party for any purpose other than in connection with the performance of its obligations or the exercise of its rights hereunder. Each party further covenants and agrees to handle the Proprietary Information of the other party in the same manner that the party handles its own most confidential information and, in any event, to take all reasonable steps reasonably necessary to preserve the confidentiality of Proprietary Information, including without limitation adopting appropriate confidentiality policies, inserting appropriate confidentiality terms in agreements with all employees, subcontractors and Authorized Users, and maintaining Proprietary Information in a manner designed to assure that it will not be used or disclosed improperly. AgencyPort further covenants and agrees to remove from the Tower Modules any of Customer's Proprietary Information prior to the sale, sublicense or transfer of any rights to the Tower Modules by AgencyPort.

         10.3. REMEDYING UNAUTHORIZED USE. A party will promptly notify the other party if it becomes aware of any unauthorized use or disclosure of any Proprietary Information of the other party and will take such reasonable action as may be reasonably necessary and legally permissible to terminate or remedy any unauthorized use or disclosure that results from any act or omission of the party or any of its employees, subcontractors, Authorized Users or agents.

         10.4. INJUNCTIVE RELIEF. Each party acknowledges and agrees that the disclosing party will suffer irreparable harm in the event of any breach of the provisions of this Section 10 and that monetary damages will be inadequate to compensate the disclosing party for such breach. Accordingly, each party acknowledges and agrees that, in the event of a breach or threatened breach of any of the provisions of this Section 10, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, the disclosing party will be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach.

11.      REPRESENTATIONS AND WARRANTIES.

         11.1. HOSTING ENVIRONMENT. Notwithstanding any provisions herein to the contrary, AgencyPort does not warrant that: (i) Customer will at all times be able to access the Hosting Environment or (ii) Customer's access to the Hosting Environment will at all times be uninterrupted or error-free. Customer acknowledges and agrees that data processing and use of the Hosting Environment entail the likelihood of some human and machine errors, omissions, delays and losses. In the event that AgencyPort contracts with a third party to provide or administer the Hosting Environment, AgencyPort agrees to diligently enforce its rights with respect to any interruptions or errors with respect to the provision of such services.

         11.2. TITLE AND NON-INFRINGEMENT WARRANTY. AgencyPort warrants that it has the authority to grant the rights and licenses granted by this Agreement to Customer. AgencyPort warrants that the use of the Software and the Tower Modules by the Customer according to the terms of this Agreement will not infringe any United States patent or United States copyright of any third party. In the event that a third party alleges that Customer's access to or use of any portion of the Software or Tower Modules according to the terms of this Agreement infringes that third party's United States patent or United States copyright, then AgencyPort, at its sole option, will either (i) procure for the Customer the right to continue use of the Software or Tower Module, as applicable, (ii) replace or modify the Software or Tower Module, as applicable, so that it is noninfringing without substantially diminishing its capability as determined by the Customer, or (iii) replace the same with an equally suitable, functionally equivalent, compatible non-infringing Software or Tower Module, as applicable. If AgencyPort determines in its sole discretion that neither (i), (ii) nor
         (iii) are economically feasible, AgencyPort may terminate this Agreement in its entirety upon payment to the Customer of all amounts paid by the Customer to AgencyPort for the Software, or Tower Module, as applicable.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         11.3. LIMITED WARRANTY. Customer assumes all responsibility for the selection of the Software and its appropriate use as intended to achieve Customer's desired results. AgencyPort warrants that, for a period of one hundred twenty (120) days after the Acceptance of each development phase set forth in Exhibit B by Customer, the Software and Tower Modules will materially conform to the Documentation as published and operate without a Critical Defect or Major Defect ("Limited Warranty"). If, at any time during the Limited Warranty period, Customer discovers a Critical Defect or Major Defect, AgencyPort will use commercially reasonable efforts to correct such defect and restore the Software or Tower Module, as applicable, to conformity with the Limited Warranty. If the alleged defect is not within the scope of the Limited Warranty, Customer will reimburse AgencyPort for all time expended in attempting to correct the alleged defect at AgencyPort's then-prevailing standard labor rates.

         11.4. DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN SECTION 11.2 AND 11.3, AGENCYPORT EXPRESSLY DISCLAIMS ALL WARRANTIES TO THE MAXIMUM EXTENT ALLOWED BY LAW WITH RESPECT TO THE HOSTING ENVIRONMENT, SUPPORT SERVICES, DEVELOPMENT SERVICES, SOFTWARE, TOWER MODULES, THE LICENSE GRANTED HEREUNDER, AND ALL OTHER SERVICES AND PRODUCTS PROVIDED HEREUNDER. AGENCYPORT HEREBY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND (WHETHER EXPRESS, IMPLIED, STATUTORY OR ARISING BY CUSTOM OR TRADE USAGE), INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, DESIGN, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY AGENCYPORT IN PERFORMING ITS OBLIGATIONS HEREUNDER WILL CREATE ANY WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTIES MADE BY AGENCYPORT.

12.      INDEMNIFICATION.

         12.1. AGENCYPORT INDEMNIFICATION. AgencyPort agrees to indemnify and hold harmless (including reasonable attorney's fees and costs) Customer, and any employee, director, officer or agent thereof (each of the foregoing being hereinafter referred to individually as the "Customer Indemnified Party"), against all liability to third parties (other than liability solely the fault of the Customer Indemnified Party) arising from any breach of the express warranty contained in
         Section 11.2 hereof, provided, however, that Customer notifies AgencyPort in writing within ten (10) business days of learning of such third party claim. AgencyPort, at its sole option, may elect to conduct the defense of any such third party claim, including without limitation any settlement thereof, and Customer agrees to cooperate fully with such defense at AgencyPort's expense.

         12.2. CUSTOMER INDEMNIFICATION. Customer agrees to indemnify and hold harmless (including reasonable attorney's fees and costs) AgencyPort, and any employee, director, officer or agent thereof (each of the foregoing being hereinafter referred to individually as the "AgencyPort Indemnified Party"), against all liability to third parties (other than liability solely the fault of the AgencyPort Indemnified Party) arising from Customer's use of the Software, Tower Modules and other modules created by Tower, other Deliverables or the Hosting Environment, provided, however, that AgencyPort notifies Customer in writing within ten (10) business days of learning of such third party claim. Customer, at its sole option, may elect to conduct the defense of any such third party claim, including without limitation any settlement thereof, and AgencyPort agrees to cooperate fully with such defense at Customer's expense.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

13.      LIMITED LIABILITY.  NEITHER AGENCYPORT NOR CUSTOMER SHALL BE LIABLE
         FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION DAMAGES RESULTING FROM INTERRUPTION OF BUSINESS OR LOSS OF ANTICIPATED PROFITS, REVENUES, DATA, GOODWILL OR BENEFITS, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM (E.G., CONTRACT, TORT, WARRANTY OR OTHERWISE) OF ANY LEGAL OR EQUITABLE ACTION BROUGHT AGAINST AGENCYPORT OR CUSTOMER, AS THE CASE MAY BE. IN NO EVENT WILL AGENCYPORT'S LIABILITY FOR ANY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY DEFAULT OF AGENCYPORT HEREUNDER, REGARDLESS OF THE FORM OF THE ACTION, EXCEED THE AMOUNT OF FEES ACTUALLY PAID TO AGENCYPORT BY CUSTOMER HEREUNDER. NO LIMITATION OF AGENCYPORT'S LIABILITY SHALL APPLY WITH RESPECT TO ANY ACTUAL DAMAGES INCURRED BY CUSTOMER AS A RESULT OF THIRD PARTY CLAIMS BASED ON SECTION 11.2.

14. PUBLICITY. Customer will not use the name or any trademarks, trade names and service marks of AgencyPort or its licensors, or the name of any person associated with AgencyPort or its licensors, for any purpose, including without limitation advertising and marketing, without the prior written consent of AgencyPort. AgencyPort agrees not to disclose the identity of the Customer as a customer or prospective customer of AgencyPort or the existence or nature of the relationship contemplated by this Agreement; provided, however, that AgencyPort may use the Customer's name in AgencyPort's business plan and in marketing materials and in marketing to potential investors, each subject to the prior written approval from Customer, except as otherwise disclosed prior to the Effective Date of this Agreement.

15.      REVENUE SHARING

         15.1. GENERAL.

              (a) AgencyPort agrees that it will pay Tower a commission equal to
         * % of the Gross Revenue received by AgencyPort from all Third Party License Fees not subject to 15.1(b) up to a maximum aggregate total of
         * % of the aggregate amount of the fees which Tower has paid to AgencyPort for the License and Development Services (collectively, the "Tower Payments").

              (b) AgencyPort will pay Tower a commission of * % of all Gross Revenue received by AgencyPort from all Third Party License Fees from customers introduced by Tower not subject to 15.1 (a) up to a maximum aggregate total of * % of the Tower Payments. After the commissions paid to Tower from customers introduced by Tower reaches * % of the Tower Payments, the rate of commission shall be decreased to * %. Tower shall also be entitled to a commission of * % of the Gross Revenue received by AgencyPort from the development, licensing, sublicensing or use of any Software which does not use or incorporate any Tower Modules provided that such sales are to customers introduced by Tower. A customer shall be deemed to have been introduced by Tower if Tower provides, with the ability to reference Tower as the source of introduction, a contact name of an individual of such prospective customer which results in such sales and AgencyPort has not provided any services to such prospective customer or engaged in any negotiations with such prospective customer to provide any services during the 12 months preceding the introduction.

              (c) Tower shall be entitled to * % of all revenues derived in the ordinary course of distributing its products, including, but not limited to, fees charged by Tower to Authorized Users in connection with their use of the Software and Tower Modules.

         15.2. REVENUE DISTRIBUTION. AgencyPort will distribute any commissions to which Tower is entitled pursuant to this Section 15 within 30 days of the end of each calendar quarter, based on the actual receipt of funds from customers during each such quarter. The amount payable by AgencyPort for each quarter shall be computed on the basis of Gross Revenue during such quarter. AgencyPort shall continue to be responsible for the distribution of commissions to Tower with respect to contracts executed by customers introduced by Tower within one year following termination of this Agreement, unless AgencyPort is the terminating party pursuant to Section 9.4(a).

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         15.3. RESPONSIBILITIES FOR SALES. AgencyPort is responsible for the fulfillment of orders under this Section 15, including the provision of all products and services, invoicing and collections. Tower agrees to provide AgencyPort with reasonable assistance in generating revenues from the sale or products and services, which incorporate or use the Tower Modules

         15.4. ACCOUNTING; AUDIT.

              (a) AgencyPort will provide Tower with a report within 30 days after the end of each calendar quarter indicating, with respect to each such quarter: (i) the amount and nature of the products and services subject to this Section 15 and the identity of the customer; (ii) the amount of Gross Revenue received from the provision of such products and services (including amounts deducted from the calculation of Gross Revenue and (iii) a computation of the distribution of commissions. Tower will provide AgencyPort with a report within 30 days after the end of each calendar quarter indicating, with respect to each such quarter: (i) the amount of the fees charged to Authorized Users; and
         (ii) a computation of the distribution of commissions.

              (b) Each party shall prepare and maintain complete and accurate books of accounts and records covering all transactions arising out of or relating to this Section 15. The other party and its duly authorized representatives shall have the right to make an examination and audit, with not less than thirty (30) days written notice, not more frequently than twice during any twelve (12) month period, of all records and accounts which could reasonably be expected to contain information bearing upon the amount of commissions payable under this Agreement. Each party agrees to retain records containing such information for at least three (3) years after the submission of the corresponding payment referenced in this Agreement. Examinations and audits shall be conducted during regular business hours, shall not unreasonably interfere with the audited party's normal business and shall last no longer than three (3) business days. Prior to conducting an examination, each auditor shall sign any separate confidentiality agreement reasonably requested by the audited party. The auditors shall report only to Tower and AgencyPort and only whether there has been any underpayment or overpayment and, if so, the amount thereof. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit nor the right to receive such adjustment shall be affected by any statement to the contrary appearing on checks or otherwise unless such statement appears in a letter, signed by the party having such right, expressly waiving such right and such letter is delivered to the other appropriate party. The costs of any such audit shall be borne by the auditing party, unless the results of the audit shall disclose a deficiency in payments due to the auditing party of greater than five percent (5%) for the audited period, in which case the audited party shall bear the costs of the audit. Except to the extent necessary to establish the auditing party's right to payment of commissions under this Agreement and then only in a court of law or other legal proceeding, the auditing party shall hold, and shall require any third party retained by the auditing party for the purpose of such audit to hold, all information obtained from the audited party in the course of any such audit in confidence and shall not use for its own benefit nor disclose such information to any other person or entity without the audited party's prior written consent.

16.      GENERAL PROVISIONS.

         16.1. NOTICES. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed delivered and received (i) when delivered in person, or (ii) five business days after being mailed by certified or registered mail, return receipt requested, (iii) one business day after being sent by a recognized overnight courier service or (iv) when transmitted by facsimile, e-mail or other electronic means, provided that the sender receives confirmation of receipt, addressed as follows:

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                  If to Tower, at:  Tower Insurance Company of New York
                                    120 Broadway, 14th Floor
                                    New York, NY  10271
                                    Attention:  Michael Lee, President and CEO
                                    Tel.:  212-655-2000
                                    Fax:  212-271-5492
                                    Email:  mlee@twrgrp.com

                  with copy to:     Steven W. Schuster, Esq.
                                    McLaughlin & Stern, LLP
                                    260 Madison Avenue
                                    New York, NY  10016
                                    Tel.:  212-448-1100
                                    Fax:  212-448-0066
                                    Email:  sschuster@mclaughlinstern.com

                  or, if to AgencyPort, at:

                                    AgencyPort Insurance Services, Inc.
                                    31 Milk Street
                                    Boston, MA  02109
                                    Attention: William A. Black, Jr., President
                                    Tel.:  617-646-4550
                                    Fax:  617-646-4551
                                    Email:  ablack@agencyport.com

                  with copy to:     Eve L. R. Waterfall, Esq.
                                    Peabody & Arnold LLP
                                    50 Rowes Wharf
                                    Boston, Massachusetts  02110
                                    Tel.:  617-951-2100
                                    Fax:  617-951-2125
                                    Email:  ewaterfall@peabodyarnold.com

                  or, in any case, to such other address as the addressee shall have indicated in a written notice to the other party as provided herein.

         16.2. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the attached Exhibits and Schedules, which are incorporated by this reference as though fully set forth herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral understandings, agreements and communications with respect to such subject matter. This Agreement may be modified or amended only by a writing signed by both parties.

         16.3. NON-WAIVER. The failure of either party to demand any performance when due, or to pursue any right or remedy arising from the other party's non-performance of any obligation, will not waive such party's right to demand such performance at a later time or stop or otherwise bar such party from asserting any claims, allegations or causes of actions, or seeking any remedies that arise from or relate to the other party's failure to perform.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

         16.4. FORCE MAJEURE. AgencyPort will not be liable for any failure of or delay in performance directly or indirectly caused by acts of Customer, its agents, employees, or sub-contractors, causes beyond the control of AgencyPort, including but not limited to acts of God, acts of the public enemy, acts of the United States, any state or territory of the United States, or any political subdivision of the foregoing or the District of Columbia, fire, floods, epidemics, quarantine restrictions, strikes, civil commotions, freight embargoes, any unusually severe weather conditions, or defaults of or delays by Customer's employees, sub-contractors and suppliers.

         16.5. GOVERNMENTAL LAWS AND REGULATIONS. To the extent that the Software and Tower Modules are used for the purpose of complying with governmental laws, regulations or reporting, Customer will assume all responsibility for determining that the Software and Tower Modules and any output from the Software and Tower Modules are accurate and complete and satisfy any governmental requirements. Customer will place all applicable copyright notices on any output or reports from the Software and Tower Modules prior to providing them to any governmental agency. Customer agrees that it shall not export the Software or Tower Modules with AgencyPort's prior written consent (which shall not be unreasonably withheld).

         16.6. CHOICE OF LAW; VENUE. This Agreement will be governed by the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws. The parties acknowledge and agree that any litigation arising from or relating to this Agreement will be filed and prosecuted before a court of competent subject matter jurisdiction in Boston, Massachusetts. The parties consent to the jurisdiction of such courts over them, acknowledge to the convenience, efficiency and fairness of proceeding in such courts, and covenant not to assert any objection to proceeding in such courts based on the alleged inconvenience, inefficiency or unfairness of such courts.

         16.7. INDEPENDENT CONTRACTORS. Each party and its respective employees are independent contractors in relation to one another with respect to all matters arising under this Agreement. Nothing herein will be deemed to establish a partnership, joint venture, agency, association or employment relationship between the parties.

         16.8. ENFORCEABILITY. If any provision of this Agreement is unenforceable, the remaining provisions will remain in effect, to be construed as if the unenforceable provisions were originally deleted.

         16.9. HEADINGS. Headings are for reference purposes only and have no substantive effect.

         16.10. ASSIGNMENT. Subject to Section 5.1, neither party shall have the right to assign this Agreement or any rights, duties or obligations hereunder to any person, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the permitted successors, permitted legal representatives, and permitted assignees of the parties hereto.

         16.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be one and the same instrument.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                                    EXHIBIT A
                                SUPPORT SERVICES

The payment of the Annual Support Services Fee set forth in Addendum 8.1 below shall entitle Customer to receive AgencyPort Support Services with respect to the Software consisting of Maintenance (as described below), Defect Correction (as described below), Training (as described below) and telephone assistance from AgencyPort via a toll free number for resolution of technical problems and for operating questions during AgencyPort's normal business hours of 8:30AM to 5:00PM Eastern Time. Response times for all Support Services will vary depending upon the severity of the problem reported, as determined by AgencyPort in its reasonable discretion.

MAINTENANCE. AgencyPort agrees to annually provide to Customer, via the Hosting Environment or otherwise, as applicable, functionality Updates to the Software to the extent such Updates are provided by AgencyPort to all of its customers generally for the purpose of maintenance or correction to the Software and improvements to the Software.

DEFECT CORRECTION. Correction of defects by AgencyPort is conditioned on (i) Customer's notifying AgencyPort of the claimed defect and furnishing AgencyPort with adequate supporting documentation and details to substantiate the claim and assisting AgencyPort in the identification and cause of the defect and (ii) the problem being capable of reproduction on properly functioning equipment controlled by AgencyPort and (iii) the problem not being the result of modules created exclusively by Tower.

AgencyPort will classify and respond to defects as follows:

o A "Critical Defect" is defined as a defect in the Software or a Tower Module, which causes the Software or such Tower Module, as applicable, to be inoperable, results in unrecoverable abnormal program termination, or prevents the Software or such Tower Module, as applicable, from operating without any commercially reasonable work-around. For Critical Defects, the AgencyPort support team will begin work within two hours of notification, if within AgencyPort's regular business hours, or at the beginning of the next business day, if outside of AgencyPort's regular business hours, and will use commercially reasonable efforts thereafter during and after regular business hours until the defect is corrected with a goal of completing all corrections as quickly as possible after Customer's notice.

o A "Major Defect" is defined as a defect in the Software or a Tower Module that is identical to a Critical Defect, but for which AgencyPort determines in its sole discretion that a work-around can be reasonably implemented so that the Software or such Tower Module, as applicable, materially performs the principal functions of the Software or such Tower Module, as applicable, in accordance with the performance description in the user documentation. For Major Defects, the AgencyPort support team will begin work within one business day of notification and will use commercially reasonable efforts thereafter until an acceptable work-around or fix is found with a goal of completing the work-around as quickly as possible after Customer's notice.

o A "Minor Defect" shall be defined as a defect in the Software or a Tower Module or user documentation that causes a minor inconvenience to the user, but that constitutes a deficiency with respect to the applicable user documentation for the Software or such Tower Module, as applicable. For Minor Defects, the AgencyPort support team will begin work and use commercially reasonable efforts to correct the defect within a reasonable period of time after notification and will keep the customer informed at regular intervals of the status in remedying Minor Defects.

It shall be deemed a material breach of this Agreement in the event that AgencyPort shall fail: (a) to correct a Critical Defect or a Major Defect within five (5) business days three (3) times during any ninety (90) day period; provided, however, that in the event such Critical Defect or a Major Defect occurs as a result of an Update, such Critical Defect or a Major Defect in and of itself shall not be deemed to result in a material breach if AgencyPort, within a 5-day period, removes such Update and restores the Software to the state such Software was in immediately prior to such Update; provided, however, that such restoration shall not relieve AgencyPort of its obligations to provide such Update subject to and in accordance with this Agreement. Upon the occurrence of any failure to correct such Critical Defect or a Major Defect in accordance with the immediately preceding sentence, Customer may in its sole discretion and without prejudice to any of Customer's other rights and remedies under this Agreement, any Development Plan, or at law or in equity, terminate this Agreement and/or the relevant Development Plan, as determined by the Customer in its sole discretion, in which event AgencyPort shall immediately refund all amounts paid by the Customer to AgencyPort under the relevant Development Plan.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

TRAINING SERVICES. AgencyPort agrees to provide seminars at a minimum semi-annually that will cover systems architecture, the SDK and other topics related to the Software.

ADDENDUM 8.1:  FEES

KEYONCE LICENSE FEE.  $ *, due and payable upon execution of this Agreement.

MONTHLY HOSTING FEES. Based on the number of Authorized Users designated by Tower on the last day of each month as set forth below. Upon delivery of the Deliverables of phase 1 and election by Tower to have AgencyPort host the Software, Tower will commence payment of a monthly hosting fee for the number of Authorized Users for whom usernames and passwords are issued, initially $ * (as may be adjusted for a greater number of Authorized Users). Tower shall notify AgencyPort from time to time of the addition or deletion of any Authorized Users.

         ----------------- ----------------- ---------------------------------
         No. of users      Monthly Fee       Comments
         ----------------- ----------------- ---------------------------------

         ----------------- ----------------- ---------------------------------
         0 - 250           $ *               Minimum fee
         ----------------- ----------------- ---------------------------------
         250-500           $ *
         ----------------- ----------------- ---------------------------------
         500-1000          $ *
         ----------------- ----------------- ---------------------------------
         1000-2000         $ *
         ----------------- ----------------- ---------------------------------
         2000-3000+        $ *               Fees for implementations with
                                             over 3,000 users will vary
         ----------------- ----------------- ---------------------------------

AgencyPort and Tower agree to work together in good faith to implement a mutually agreeable resolution in the event Tower's number of Authorized Users exceeds three thousand (3,000) persons, including, without limitation, payment by Tower of at-cost amounts necessary for additional hardware and support for such increased capacity.

AgencyPort agrees to support and assist Tower in implementing hosting in another environment in the event either party terminates Hosting Services.

ANNUAL SUPPORT SERVICES FEES. There shall be no charge for Support Services during the first year of this Agreement. Thereafter, an Annual Support Services Fee shall be due and payable in advance on each annual anniversary of the Effective date. Such fee shall be $ * on each of the first and second anniversary of the Effective Date and shall be subject to increase each anniversary date thereafter by no more than the Consumer Price Index for the preceding year.

DEVELOPMENT SERVICES FEES. Development Services fees for adding customized functionality to the Hosting Environment for Customer shall be due and payable as set forth in Exhibit B.

PROFESSIONAL SERVICES FEES. AgencyPort shall use commercially reasonable efforts to provide Professional Services, as reasonably requested by Customer, for items outside the scope of Development Services set forth in Exhibit B. Tower agrees to pay for Professional Services at $ * /hr. Professional services will be billed on a time and material basis.

o Anticipated Professional Services may include, without limitation, the building of the Development Environment, development of the AgencyPort Contingency Plan, execution of "dry runs" of the Escrow release process, assistance in the development of a "mock" application in the Development Environment, and assistance in developing a Tower hosting environment. Estimated times for the following appear below as a guide only and shall not be binding.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

o It is estimated that the building of the Development Environment will take 3 days of Professional Services.

o It is estimated that the development of a Contingency Plan will take 3 days of Professional Services.

o It is estimated that the execution of a dry run of the Escrow release process will take 5 days of Professional Services.

o It is estimated that assistance in the development of a mock application will take 5 days of Professional Services.

o It is estimated that assistance in developing a Tower hosting environment will take 7 days of Professional Services.

o For all other services, AgencyPort and Tower agree to use good faith efforts to evaluate requests for services as additional statements of work and determine mutually acceptable fees.

In addition to fees for Professional Services, Tower agrees to pay, reasonable out-of-pocket expenses such as travel and living expenses incurred by AgencyPort personnel for required travel, such travel being approved by Customer prior to the travel occurrence.

ESCROW FEES. Tower agrees to pay $1,000 per year to AgencyPort to cover Escrow costs, commencing upon the first Deposit with DSI pursuant to Section 9.7(a). Subject to payment by Tower as set forth in the immediately preceding sentence, AgencyPort agrees to pay all DSI invoices for the escrow of the Deposits during the term of this Agreement.

CREDIT FOR WARRANT EXERCISE PRICE. AgencyPort and Tower agree that Tower shall be entitled to a credit towards fees payable for Development Services and Support Services in an amount equal to the exercise price of Warrant No. 1 pursuant to Section 2(a)(ii) of the Warrant Purchase Agreement between AgencyPort and Tower of even date herewith.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                                    EXHIBIT B
                              DEVELOPMENT SERVICES

AgencyPort agrees to perform the development services set forth herein ("Development Services") for Customer for no less than an aggregate total of $ *. AgencyPort and the Customer agree to work together to prepare a detailed description of the Specifications and criteria for Acceptance Testing for each phase of Development Services outlined below, as the same may be amended by mutual agreement of the parties, to be set forth in one or more development plans (each a "Development Plan"). Each Development Plan shall (i) be in writing signed by duly authorized representatives of each party, (ii) be subject to the terms and conditions set forth in this Agreement, (iii) include an estimate of the time, materials and cost associated with completing the Development Plan,
(iv) include Specifications and a detailed description of the work to be performed by the AgencyPort, and (v) include criteria for Acceptance Testing of the relevant Tower Modules by the Customer. Additionally, each Development Plan may provide that the particular Tower Modules at issue may be delivered in phases.

Tower will make payment of such $ * to AgencyPort according to the fees and Deliverables schedule set forth below, subject to any relevant Development Plan:

1. AgencyPort agrees to develop and deliver custom Tower Modules. These add-on modules will include the following functionality to be delivered in phases as determined by one or more Development Plans.

   a. Rating, quoting, and binding for the following lines of business for NY, NJ & PA:
      i. ISO CPP/CFP/CGL (Commercial Package, Mono-Property, & Mono-Liability)
         i. ISO HOP/HOS (Homeowners: 1-2 Family & 3-4 Family, & Personal Liability)
         ii. ISO DFP (Dwelling Fire: 1-2 Family & 3-4 Family, & Personal Liability)

   b. AgencyPort will create a custom Tower Module from its ISO BOP, Commercial Auto (ISO BAP) and WCP modules.

   c. Risk clearance with logic using one or more of the following, as mutually agreed upon by the parties:

      i.   Insured name

      ii.  Risk location

      iii. FEIN#

      iv.  SS#

   d. Policy administration system interface to Allenbrook Phoenix system

   e. Agency management system interface to AMS & Applied Systems

2. AgencyPort agrees to deliver the first Tower Modules as part of phase 1 as set forth in the Development Plan.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
   MAJOR            EST. START     EST. END DATE   DELIVERABLES                       PAYMENT         TOTAL
   MILESTONES       DATE
   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
   Phase 1 (10      6/17/2002      8/30/2002       1. Agency management interface     $          *    $          *
   weeks)                                             to AMS' Sejitta
                                                   2. Policy administration           $          *
                                                      interface to Allenbrook'
                                                      Phoenix for CPP
                                                   3. Risk clearance
                                                   4. Rating quoting and binding      $          *
                                                      for ISO CPP
   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
   Phase 2          9/2/2002       10/25/2002      1. Agency management interface     $          *    $          *
   (8 weeks)                                          to Applied System.
                                                   2. Policy administration           $          *
                                                      interface to Allenbrook
                                                      Phoenix for ISO Homeowners
                                                      (HOP/HOS/HOC)
                                                   3. Rating and binding for ISO      $          *
                                                      Homeowners
   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
   Phase 3          10/28/2002     12/6/2002       1. Policy administration           $          *    $          *
   (6 weeks)                                          interface to Allenbrook
                                                      Phoenix for ISO Dwelling (DFP)
                                                   2. Rating and binding for ISO      $          *
                                                      Dwelling (DFP)
   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
   Phase 4          12/9/2002      1/17/2003       1. Policy administration           $          *    $          *
   (6 weeks)                                          interface to Allenbrook
                                                      Phoenix for ISO Business
                                                      Owners (BOP)
                                                   2. Rating, quoting and
                                                      binding $ * for ISO
                                                      Business Owners (BOP)
   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
   Phase 5          1/20/2003      2/14/2003       1. Policy administration           $          *    $          *
   (6 weeks)                                          interface to Allenbrook
                                                      Phoenix for Workers
                                                      Compensation (WCP)
                                                   2. Rating, quoting, and
                                                      binding $ * for Workers
                                                      Compensation (WCP)
   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
   Phase 6          2/17/2003      3/21/2003       1. Policy administration           $          *    $          *
   (6 weeks)                                          interface to Allenbrook
                                                      Phoenix for ISO Commercial
                                   Auto (BAP)
                                                   2. Rating, quoting, and
                                                      binding $ * for ISO
                                                      Commercial Auto (BAP)
   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
                                                                                      TOTAL           $          *
   ---------------- -------------- --------------- ---------------------------------- --------------- ---------------
     Note: All delivery dates are estimates subject to applicable Development Plans.

* % of Phase 1 Development Services fees ($ * ) is due and payable upon execution of this Agreement with the balance (no less than $ * ) due upon delivery and Acceptance of the Phase 1 Deliverables.

3. It is estimated that Phase 2 through Phase 6 will cost an estimated total of $ * . AgencyPort and Tower mutually agree to re-estimate Phase 2 through Phase 6 costs at the initiation of each Phase.

4. Tower acknowledges and agrees that Tower shall pay, as incurred, the cost of any third party consulting services required to deliver the policy administration system interface to the Allenbrook Phoenix system. Any such third party consultant shall be subject to Tower's prior written consent.

5. The above estimate is based on the following assumptions and subject to adjustment as set forth below:

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

   a. Tower will provide resources to aid in the analysis and testing of the Software.

   b. Tower will provide a project manager to assist AgencyPort throughout the project. This individual will be the primary contact for the AgencyPort project manager. He/she will take responsibility for providing support and resources as needed.

   c. The AgencyPort team will report directly to the individual designated as the Tower Project Manager.

   d. A separate 'instance' of the KeyOnce system will be created and dedicated to Tower Insurance Group.

   e. The existing KeyOnce system will be "private-labeled" to create a Tower-branded version of the Software. AgencyPort's logo will be replaced by Tower's logo throughout the system, with the exception of "Powered by KeyOnce" and AgencyPort proprietary notices. Additional look and feel updates will be discussed during the analysis phases of the project.

   f. Duck Creek will be used as the rating engine. The Duck Creek Author will be deployed at designated Tower desktops.

   g. Tower will develop all rate manuscripts using the Duck Creek Author.

   h. AgencyPort will work with Tower personnel to finalize requirements. Tower personnel will be made available within a reasonable time frame to accomplish. analysis tasks.

   i. Tower will provide technical resources to assist AgencyPort throughout the project, specifically during the definition, development, testing, and implementation of any interface to Tower systems.

   j. The majority of project work will be completed on AgencyPort premises. Meetings and demonstrations will be conducted at Tower or AgencyPort offices as mutually determined.

   k. AgencyPort is responsible for all hardware and system software environments for the KeyOnce Hosting Environment including testing and production. AgencyPort will be responsible for other software, hardware and development tools, as required and agreed upon by AgencyPort.

   l. Timelines outlined above are meant as estimates only.

   m. In future phases (after phase 1) Tower will have the option to provide one developer at any one time to the AgencyPort KeyOnce development team for Tower specific development projects at Tower's expense. Each such developer shall be subject to the approval of AgencyPort's Director of Engineering as a qualified resource. The developer agrees to work in AgencyPort offices.

   n. Tower has the right, consistent with the terms of this Agreement, to develop separate and distinct, stand-alone, web-based software applications or components that are independent from the Software which may be deployed in the same web environment as the Software.

6. If one or more of the above assumptions are incorrect or amended due to a change by Customer, fees for Development Services will be adjusted.

7. Any development work requested at any time that is outside of the scope outlined above will be estimated and executed upon after the completion of the Development Services outlined in this Exhibit B.

8. AgencyPort and Customer agree to use good faith efforts to evaluate requests submitted as additional statements of work and determine mutually acceptable increased fees based on such requested revisions.

9. As part of the Development Services with respect to the Tower Modules, prior to the Acceptance of each such Tower Module, AgencyPort shall provide training to the Customer according to reasonable terms and conditions to be mutually agreed upon by the parties hereto prior to the time of any such training, in the use, operation and maintenance of the Tower Modules developed hereunder. Each training program, if any, shall be designed and conducted in a manner so as to enable the Customer's personnel to provide ongoing training and support for the Customer's employees, agents and consultants. Training will be conducted at the Customer's offices at times reasonably requested by the Customer and agreed to by AgencyPort. After Acceptance of the Tower Modules, training shall be provided in accordance with Exhibit A.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                                    EXHIBIT C
                              KEYONCE FUNCTIONALITY

KeyOnce Software v. 2.0 has the following functionality:

o Offers a web-based, graphical user interface for Tower agents to electronically quote and submit an application over the internet to Tower underwriters

o Offers a web-based, graphical user interface for Tower agents to access product and eligibility information

o Offers a web-based, graphical user interface for Tower agents to bind without any underwriter intervention

o Provides an integrated, comprehensive rating solution using Duck Creek Technologies Example Platform

o Offers a web-based, graphical user interface for Tower agents to create custom proposals and ACORD forms.

o Provides Tower agents with a Work Queue through a web-based, graphical user interface to manage submissions and communication with Tower underwriters

o Provides Tower agents with online help and insurance specific information through a web-based, graphical user interface

o Provides Tower underwriters a web-based, graphical user interface to manage product information, rates, and eligibility rules.

o Provides Tower underwriters a custom work queue to manage incoming submissions through a web-based, graphical user interface.

o Provides Tower underwriters a web-based, graphical user interface to automate follow-up communication with the agent to gather outstanding documentation

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                                    EXHIBIT D
                                 CO-DEVELOPMENT

o Any Tower Modules may be used by either party in any way it deems appropriate consistent with the terms of this Agreement provided that the confidential and proprietary information of the other party is not disclosed to a third party and provided that Tower does not attempt to resell or distribute the Tower Modules in any way, or use the Tower Modules in any manner which is competitive with the business of AgencyPort.

o AgencyPort agrees that Tower will-have rights to Tower Modules, for use in creating additional modules for the Software provided that the enhancements and modifications are for uses specifically set forth in this Agreement.

o AgencyPort agrees to make reasonably available services requested by Tower to assist in building a Development Environment that would contain of all Software licensed to Tower under this Agreement and the Tower Modules, and to identify the hardware and software components necessary to construct the Development Environment.

   o AgencyPort agrees to grant Tower access to all components in the Development Environment for review.

   o The Development Environment will be built in accordance with AgencyPort specifications.

   o The Development Environment will be accessible only to employees, subcontractors and agents of Tower on a need-to-know basis.

   o Tower agrees to use specific procedures to secure the Development Environment as put forth by AgencyPort.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                                    EXHIBIT E
                                HOSTING SERVICES

1. LIMITATIONS ON USE AND ACCESS. The Software will be accessible only to the Authorized Users each using an individual username and password set up by Customer via the Software. AgencyPort will provide to Customer the capability necessary to set up such passwords and to allow the number of Authorized Users paid for by Customer to simultaneously access the Software in accordance with the provisions of this Agreement. Customer represents, warrants and covenants that Authorized Users will agree to access the Software solely in connection with Customer's exercise of the rights and licenses granted to it hereunder. Except as expressly provided in this Agreement and any exhibits attached hereto, Customer will have no right to access the Software other than through the Hosting Environment.

2. HOSTING EQUIPMENT; CLIENT COMPUTER. AgencyPort, either directly or through the use of third parties retained by AgencyPort and at AgencyPort's expense, will dedicate to Customer such Hosting Equipment connecting the Hosting Environment to the World Wide Web, Internet or other suitable communications services as are commercially reasonable and necessary to provide Customer with access to the Hosting Environment. As between the parties, the Hosting Equipment will at all times be the property of AgencyPort. Customer, at its sole expense, will be responsible for providing each Authorized User the equipment, software, telecommunications connections and any other materials necessary to access the Internet, except as such materials are provided by Authorized Users.

3. MAINTENANCE OF HOSTING ENVIRONMENT AND SOFTWARE. In order to provide Customer with commercially reasonable access to the Software, AgencyPort and Customer will periodically schedule the complete or partial shutdown of the Hosting Equipment for maintenance, bug fixes, Updates, or other reasons ("Scheduled Maintenance"), no more than quarterly. AgencyPort will use commercially reasonable efforts to conduct Scheduled Maintenance during weekends or other off peak hours. The occurrence of any Scheduled Maintenance will not limit or affect Customer's obligation to pay AgencyPort the fees due hereunder.

4. SERVICE INTERRUPTIONS. Customer will promptly notify AgencyPort via telephone or e-mail of any unexpected or unscheduled interruption in the ability of Authorized Users to access the Hosting Environment ("Service Interruption"). AgencyPort will likewise promptly notify Customer via telephone or e-mail of any Service Interruption. AgencyPort will respond to any Service Interruption within two hours of notification if within AgencyPort's normal business hours or at the beginning of the next business day if outside of AgencyPort's regular business hours. AgencyPort shall use commercially reasonable efforts thereafter until the Service Interruption is corrected. The occurrence of any Service Interruption will not limit or affect Customer's obligation to pay AgencyPort the hosting fees due hereunder.

5. TOWER HOSTING ENVIRONMENT. Upon termination of the Hosting Services pursuant to the terms of this Agreement and at the written request of Customer, AgencyPort shall use commercially reasonable efforts to provide Customer with the services necessary to design and implement a hosting environment, provided that such hosting environment shall be for Customer's business operations only and shall not be used to host the Software in any manner which is competitive with the business of AgencyPort. Such services shall be deemed Professional Services under Addendum 8.1, and subject to payment of Professional Services under Addendum 8.1.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                                    EXHIBIT F
                                SDK FUNCTIONALITY

The following functionality and additional functionality as reasonably requested by Tower and consented to by AgencyPort (which consent shall not be unreasonably withheld if such additional functionality is commercially reasonable in AgencyPort's determination) will be included in the AgencyPort SDK:

o  A description of the software architecture

o  An overview of the AgencyPort Software Framework.

o  Descriptions of the different software components

o  Descriptions of the interplay/processing of the software components

o  Sample source code for all parts of the framework.

o  A description of the processing flow

o  A description of the source code structure

o  A description of the various tools we use in development

o  A description of the build and deploy procedure

o Application programming interfaces (API's) for specific parts of the framework that can be extended for all reasonably requested Tower functionality that is mutually agreed upon by AgencyPort.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED                Confidential
SEPARATELY WITH THE SEC.

                                    EXHIBIT G
                            FORM OF ESCROW AGREEMENT